UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2010

PACIFIC SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction

of incorporation or organization)

001-34379	41-2190974

(Commission File Number)	(I.R.S. Employer
Identification No.)

123 West Nye Lane, Suite 129
Carson City, Nevada	89706
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(714) 966-8807

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 22, 2010, Bruce Thomsen, 70, was appointed as our President, Chief Financial Officer, and Secretary and as a member of our board of directors.  For more than the preceding five years, Mr. Thomsen has been a self-employed business consultant through Asia Millennium Investments, Inc., where he serves as its President and CEO.  He also serves as Managing Member of STF Management, LLC, a distributor of Shaklee products in the United States and China and as Chairman of the Board of Golden Peach Corporation, a company devoted to providing senior care management to active living facilities in Mainland China.  Mr. Thomsen holds a Bachelor of Science in Business Administration from Northeastern University with a double major in Marketing and Economics.

Immediately upon the effectiveness of Mr. Thomsen’s appointment, Harrysen Mittler resigned his positions as our President and Secretary and as a member of our board of directors. Mr. Mittler’s resignation was not the result of any disagreement with our policies, practices, or procedures.  The resignation of Mr. Mittler is attached hereto as exhibit 17.1.

Effective March 26, 2010, Marinus Jellema resigned his positions as our Chief Financial Officer and as a member of our board of directors. Mr. Jellema’s resignation was not the result of any disagreement with our policies, practices, or procedures.  The resignation of Mr. Jellema is attached hereto as exhibit 17.2.

There are no family relationships among Messrs. Thomsen, Mittler, and Jellema.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

17.1	Resignation of Harrysen Mittler.
17.2	Resignation of Marinus Jellema.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Pacific Software, Inc.

      (Registrant)

Date:  June 22, 2010

By: /s/ BRUCE THOMSEN

Bruce Thomsen

President

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